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                                                                       Exhibit 4

                           JOINT ACQUISITION STATEMENT
                          pursuant to Rule 13d-1(f)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, as may be amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as may be amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  July 7, 1997

                                      BRANTLEY CAPITAL CORPORATION

                                      By: /s/ Robert P.Pinkas
                                      Name: Robert P. Pinkas
                                      Title: Chairman of the Board,
                                             Chief Executive Officer and
                                             Treasurer

                                      BRANTLEY VENTURE PARTNERS III,
                                                L.P.

                                      By: Brantley Venture Management
                                            III, L.P.

                                      By: Pinkas Family Partners, L.P.

                                      By: /s/Robert P. Pinkas
                                      Name:  Robert P. Pinkas
                                      Title: General Partner

                                      /s/Robert P. Pinkas
                                      Name: Robert P. Pinkas

                                      /s/Michael J. Finn
                                      Name: Michael J. Finn

                                      /s/Paul H. Cascio
                                      Name: Paul H. Cascio